UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2017

 THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55,441
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On October 24, 2017 (the “Closing Date”), Tampa Port Services, LLC (“TPS”), a wholly owned subsidiary of The Mosaic Company (“Mosaic” and, with its subsidiaries, individually or in any combination, the “Company”), entered into a Time Charter (“Time Charter”) with Savage Harvest Operations, LLC (“Savage Harvest”), a wholly owned subsidiary of Savage Companies (“Savage”), under which TPS agrees to charter an articulated tug-and-barge unit (the “ATB”) from Savage Harvest for use in transporting anhydrous ammonia. The Time Charter term ends on December 31, 2024, unless otherwise terminated or extended (the “Term”). Savage Harvest itself chartered the ATB pursuant to a Bareboat Charter, dated October 24, 2017 (the “Bareboat Charter”), from Bankers Commercial Corporation (“BCC”), a subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), which purchased the ATB (the “ATB Acquisition”) on the same date from Savage Marine, LLC (“Savage Marine”), an affiliate of Savage Harvest and a wholly owned subsidiary of Savage, for $230 million (the “Purchase Price”). BCC funded the purchase price pursuant to a separate loan agreement among BCC and the lenders party thereto (“Lenders”). Under the Bareboat Charter, Savage Harvest is the “Demise Owner” and operator of the ATB, and TPS is the Time Charterer obtaining use of the ATB for the anhydrous ammonia transportation services.
Under the Time Charter, TPS has agreed to pay for the use and hire of the ATB through payment of Time Charter Hire, which is comprised of a fixed sum sufficient to cover the amounts payable by Savage Harvest under the Bareboat Charter for financing costs (based on the amortization of a portion of the Purchase Price over the Term and a final balloon payment of $132,020,000 as provided under the Bareboat Charter) ("Basic Hire"); a management fee of $1,232.88 per day ("Management Hire"); certain agreed vessel-related costs ("Charter Hire"); certain agreed expenses related to the operation, repair or maintenance of the ATB ("Reimbursement Hire"); and supplemental hire (including additional amounts that may become payable under the Bareboat Charter for certain indemnification obligations in favor of BCC and the Lenders and in connection with an acceleration of payment obligations under the Bareboat Charter) ("Supplemental Hire"). The Time Charter is a “hell or high water” charter and TPS's obligation to pay Basic Hire and Supplemental Hire provided thereunder is absolute and unconditional.
The Time Charter provides for events of default, including in the event of certain payment defaults by TPS, insolvency or related events involving TPS or Mosaic, the acceleration of certain indebtedness of Mosaic or any of its subsidiaries, or other events involving Savage Harvest. Under specified circumstances TPS may elect to terminate the Time Charter early and pay the remaining hire due upon the occurrence of specified defaults, and if it does not so elect, TPS's payment obligations under the Time Charter could be accelerated.
As Time Charterer, TPS has certain “quiet enjoyment” rights to continue receiving the vessel transportation services under the Time Charter in the event of certain “step-in” defaults by Savage Harvest. Upon the occurrence of certain agreed "step-in" defaults, in order to protect TPS's quiet enjoyment rights with respect to the ATB, the Time Charter permits TPS, in conjunction with BCC, to replace Savage Harvest under the Time Charter and Bareboat Charter and in some case TPS has the right to terminate the Time Charter in connection with such step-in defaults and if TPS does not follow through with a decision to replace Savage Harvest, TPS's payment obligations under the Time Charter could be accelerated. In addition, TPS has the option to terminate the Time Charter and purchase the ATB, at a purchase price equal to the remaining Basic Hire and any other amounts remaining unpaid under the Time Charter, under specified circumstances, including (i) at TPS's election at any time following the third anniversary of the Closing Date absent agreed defaults, with one year's advance notice and (ii) in the event of agreed defaults by either Savage Harvest or TPS. Savage Harvest also has the option to terminate the Time Charter upon the three year anniversary of the Closing Date, with one year's advance written notice. At the end of the initial Term, TPS will be entitled to take ownership of the ATB upon TPS's payment of the final Time Charter Hire payment to Savage Harvest, and upon Savage Harvest’s final payment of Bareboat Charter hire to BCC.
Under the Time Charter, Savage Harvest has certain indemnity obligations in favor of TPS, and Savage has provided a guaranty of certain warranties and covenants applicable to Savage Harvest and Savage in favor of TPS (the “Savage Guaranty”). Breaches by Savage Harvest of certain obligations under the Time Charter or Bareboat Charter, or Savage under the Savage Guaranty, may provide TPS recourse to recover from Savage under the Savage Guaranty.
Mosaic has guaranteed the obligations of TPS under the Time Charter pursuant to a Guaranty, dated October 24, 2017 (the “Guaranty”), in favor of MUFG Union Bank, N.A., as collateral agent, and BTMU, as administrative agent (collectively, the (“Agents”) for the benefit of BCC and the Lenders. The Guaranty also includes certain covenants requiring compliance with certain covenants contained in the Second Amended and Restated Credit Agreement, dated as of November 18, 2016, among Mosaic, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, as syndication agent, and the lenders party thereto (the “Credit Agreement”), including a covenant restricting certain mergers and asset sales, and a covenant requiring Mosaic to maintain a ratio of Consolidated Indebtedness to Consolidated Capitalization (as defined in the Credit Agreement) of no greater than 0.65 to 1.0, and a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 3.5 to 1.0. The Credit Agreement is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by

Mosaic on November 21, 2016. A default under the Time Charter may occur in the event of certain breaches by Mosaic of these covenants beyond any applicable cure periods.
The foregoing descriptions of the Time Charter and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the complete text of the Time Charter and the Guaranty, respectively, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.
Each of Mosaic and Savage holds a 50% interest in Gulf Sulphur Services Ltd., LLLP (“Gulf Sulphur Services”), which is operated by Savage. Gulf Sulphur Services has a sulfur transportation and terminaling business in the Gulf of Mexico and handles these functions for a substantial portion of the Company's Florida sulfur volume, and also provides sulfur transportation and prilling services to the Company in Texas and Louisiana. Certain affiliates of Savage also provide sulfur transportation services to the Company through separate charter arrangements. In addition, Savage Marine continues to arrange for the construction of a second tug utilizing funds loaned to it by a subsidiary of Gulf Sulphur Services (referred to herein as “Gulf Marine”), which funds were loaned to Gulf Marine by Mosaic.
BCC and certain of the Lenders referenced in the Guaranty and/or their respective affiliates have had and may in the future have various relationships with the Company involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, and trustee and leasing services, for which the lenders or affiliates have received and may in the future receive customary compensation. In addition, the Company has entered in the past and may in the future enter into interest rate, foreign exchange and other derivative arrangements with some of the lenders and/or their respective affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The material in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Reference is made to the Exhibit Index hereto with respect to the exhibits filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 30, 2017	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Time Charter dated as of October 24, 2017 between Tampa Port Services, LLC and Savage Harvest Operations, LLC
10.2	Guaranty dated as of October 24, 2017 by The Mosaic Company